SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 8, 2005

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-60778	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant's Telephone Number, Including Area Code)

Item 7.01. Regulation FD Disclosure

On March 8, 2005 Dresser, Inc. (the "Company") announced that it is further reviewing $10.0 million in previously reported adjustments in the fourth quarter of 2003. The purpose of the review is to determine the effect, if any, of those adjustments on prior quarters in 2003 and in previous fiscal years and to assess whether a restatement is required for previously filed financial statements. The Company's priority is to complete the review as quickly as possible. However, until the review is completed, the Company will not be able to finalize the financial statements and related information necessary for the filing of its 2004 Annual Report on Form 10-K with the Securities and Exchange Commission and this will likely affect the Company's ability to file its 2004 Annual Report on Form 10-K by March 31, 2005.

A copy of the press release announcing the Company's review of previously reported adjustments in the fourth quarter of 2003 and the potential impact to the Company's filing of its 2004 Annual Report on Form 10-K is attached hereto as Exhibit 99.1

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2005

Dresser, Inc.

/s/ PATRICK M. MURRAY
Patrick M. Murray
Chief Executive Officer and

Chairman of the Board

/s/ JAMES A. NATTIER
James A. Nattier
Executive Vice President and
Chief Financial Officer

/s/ THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No. Description

99.1 Press Release

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